Exhibit 10.22
LOAN NOTE

$800,000.00	April 19, 2016

For value received, the undersigned, Nutritional High International Inc., a Canadian Company, and NHC Edibles, LLC, a Colorado Limited Liability Company (collectively the "Borrowers"), jointly and severally promise to pay to the order of Veterans Capital Fund, LLC, a Florida Limited Liability Company (the "Lender"), in lawful money of the United States of America, the principal sum of Eight Hundred Thousand and no/100 Dollars ($800,000) or such amount as may be outstanding from time to time, at the rate provided for herein.  This Note is the "Loan Note" referred to in the Loan Agreement dated as of the date hereof between Borrowers and Lender (the "Loan Agreement"). Amounts advanced pursuant to this Note and the Loan Agreement, once repaid, will not be re-advanced without the written consent of Lender which consent may be withheld in its sole discretion. All capitalized terms contained herein but not defined herein shall have the meanings set forth in the Loan Agreement.

Advances under this note will be made as follows:

(i)	Six Hundred Thousand and no/100 Dollars ($600,000) upon execution of this Note for the purposes as set out in the Loan Agreement; and

(ii)	Two Hundred Thousand and no/100 Dollars ($200,000) at such time and for the purposes as set out in the Loan Agreement.
Prior to default, interest hereunder shall accrue on the principal amount outstanding at the end of each day as provided in the Loan Agreement, including provisions therein under which the Default Rate may be changed.  All interest payable hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty five (365) days.

 Lender is authorized to rely on the oral or written loan requests, including facsimile, telecopy or telegraphic loan requests, which Lender believes in its good faith judgment to emanate from a properly authorized representative of Borrowers, whether or not that is in fact the case.
In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto.
This Note is secured by, among other things, the Deed of Trust and Assignment of Assignment of Assignment of Leases and Rents, encumbering certain real estate in the County of Pueblo, Colorado, which secure future advances and future obligations.
The principal amount and accrued interest of this Note shall be due and payable on the dates and in the manner hereinafter set forth:

(a) Accrued interest at the rate of thirteen percent (13.0%) per annum shall be payable in advance in monthly installments on the 1st day of each calendar month, and such payments shall commence on May 1, 2016. The first payment shall include the accrued interest for the partial first month, April, plus the ensuing month, May.
(b) The entire principal balance outstanding plus all accrued but unpaid interest shall become due and payable on April 19, 2017 (the "Maturity Date") unless extended at the sole discretion of the Lender upon the terms and conditions as set out below and in the Loan Agreement.

Payments of principal and interest shall be made to Lender by Electronic Payment Request and Authorization by crediting before 12:00 noon, Naples, Florida time, on the appropriate due date, at its offices located at 1385 Areca Cove, Naples, Florida 34119 or in such other manner as Lender may elect from time to time.  If any payment is due on a day other than a business day, such payment shall be due on the next succeeding business day.  Failure to make payments on this Note as required under the terms hereof shall constitute an Event of Default hereunder.  All payments due under this Note that are not received within fifteen (15) days following the date due hereunder shall be subject to a late payment fee of five percent (5%) of the amount of said late payment.

 Borrowers may prepay this Note in whole or in part at any time; however, if this Note is prepaid at any time prior to the Maturity Date, the Borrower will be subject to a prepayment penalty of eleven percent (11.0% ) based on the then current principal balance and any other fees that may be due and payable at that time.

Borrowers have an option to extend the term of this Note an additional six (6) months from the original Maturity Date, provided 1) Borrowers have reached minimum of monthly revenues of Two Hundred Thousand Dollars ($200,000) from the facility located at 78 North Silicon Drive, Pueblo West, Colorado 81007 in the month previous to the Borrowers exercising their extension option; 2) Borrowers are in compliance with the Note; 3) Borrowers have provided a written notice expressing a desire to initiate their six (6) month extension option; and 4) Borrowers have provided Lender with an internal financial statement showing the revenue from the facility located at 78 North Silicon Drive, Pueblo West, Colorado 81007.  Lender shall have five (5) business days to raise an objection in response to Borrowers' written notice of a request for the six (6) month extension option.  If Borrowers have furnished all of the information and Lender raises no objection within five (5) business days, then the six (6) month option shall initiate after five (5) business days have elapsed.   In the event that the Loan is extended an additional six (6) months beyond eighteen (18) months, the Borrowers shall pay a one-time extension fee of ten percent (10%) of the amount then currently outstanding in consideration of said extension and agree to an adjusted interest rate of eighteen and one half percent (18.50%).
Upon the termination of the Loan Agreement or the occurrence and continuance of any default or Event of Default hereunder or under the Loan Agreement, the Deed of Trust (as hereinafter defined) or any other loan document, the Lender shall be entitled, at its option, to declare the entire unpaid principal balance under this Note and accrued but unpaid interest due and payable provided that, if such default is capable of being remedied, such default is not remedied within fifteen (15) days after noticehas been given by Lender to Borrowers specifying such default.
Borrowers agree that Lender shall have the absolute right, without notice to Borrowers, to cease making advances under this Note and the Loan Agreement if either (i) Lender receives a notice purporting to terminate or limit the Assignment of the Assignment of the Deed of Trust in any manner or  (ii) the Borrowers are otherwise in violation of the Loan Agreement provided that, if such violation is capable of being remedied, such violation is not remedied within fifteen (15) days after notice has been given by Lender to Borrowers specifying such violation.

Time is of the essence of this Note.  To the fullest extent permitted by applicable law, Borrowers, for themselves and their successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby consents to any extensions of time, renewals, releases of any party to or guarantor of this Note, waivers and any other modifications that may be granted or consented to by Lender from time to time in respect of the time of payment or any other provision of this Note.
Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.  No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy.  Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrowers, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrowers.  Borrowers agrees that, without releasing or impairing Borrowers' liability hereunder, Lender may at any time, upon reasonable notice to Borrowers,  release, surrender, substitute or exchange any collateral securing this Note and may at any time, upon reasonable notice to Borrowers,  release any party primarily or secondarily liable for the indebtedness evidenced by this Note.
All of the terms, covenants and agreements of the Loan Agreement, Deed of Trust and the other loan documents are incorporated herein by reference.
This Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Colorado.
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT (LOAN AGREEMENT).  TO PROTECT YOU (BORROWERS) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING (THIS NOTE, THE LOAN AGREEMENT AND THE LOAN DOCUMENTS REFERRED TO THEREIN), WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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IN WITNESS WHEREOF, Borrowers have caused this Note to be executed and delivered by their duly authorized representatives as of the date first above written.

Nutritional High International Inc.
By:             " Adam Szweras"
Name:          Adam Szweras
Its:          Director

 NHC Edibles, LLC

By:             "Adam Szweras"
Name:          Adam Szweras
Its:             Director